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                                                                     EXHIBIT 2.2

                                VOTING AGREEMENT

     This VOTING AGREEMENT (this "Agreement"), dated as of February 20, 2006, is by and among Faith Media Holdings, LLC, a Delaware limited liability company ("Parent"); FM Mergerco, Inc., a Tennessee corporation and a wholly owned subsidiary of Parent ("Merger Sub"); Thomas Nelson, Inc., a Tennessee corporation (the "Company"); and each of the shareholders listed on the signature pages hereto (each, a "Shareholder", and, collectively, the "Shareholders").

                                    RECITALS:

     WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation and wholly owned subsidiary of Parent (the "Merger");

     WHEREAS, as of the date hereof, Shareholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of that number of shares of the Company's Common Stock, $1.00 par value per share (the "Company Common Stock"), and the Company's Class B Common Stock, $1.00 par value per share (the "Company Class B Common Stock"), set forth beside Shareholder's name on Schedule A hereto; and

     WHEREAS, concurrently with the execution of the Merger Agreement, and as a condition to Parent and Merger Sub entering into the Merger Agreement and incurring the obligations set forth therein, Parent has required that Shareholder enter into this Agreement.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:


     "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, with respect to Shareholder, "Affiliate" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company. For the

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avoidance of doubt, however, no officer or director of the Company shall be deemed an Affiliate of another officer or director of the Company by virtue of his or her status as a director or officer of the Company.

     "Alternative Transaction" means (a) any transaction of the type described in clauses (A) through (F) of the definition of Takeover Proposal contained in the Merger Agreement other than the transactions contemplated by the Merger Agreement, and (b) any other action, agreement or transaction that would result in a breach of any representation, warranty, covenant or other obligation or agreement of the Company contained in the Merger Agreement or that might hinder, delay, impede or frustrate the consummation of the transactions contemplated by the Merger Agreement.

     "Beneficially Owned" or "Beneficial Ownership" with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act, disregarding the phrase "within 60 days" in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     "Beneficial Owner" with respect to any securities means a Person that has Beneficial Ownership of such securities.

     "Equity Interest" means with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock or other equity interests (including, without limitation, partnership or membership interests in a partnership or limited liability company or any other interest or participation that confers on a Person the right to receive a share of the profits and losses, or distributions of assets, of the issuing Person) whether outstanding on the date hereof or issued after the date hereof.

     "Person" means an individual, corporation, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity (including its permitted successors and assigns).

     "Subject Shares" means, with respect to Shareholder, without duplication,
(i) shares of Company Common Stock and Company Class B Common Stock and any other shares of the Company's capital stock Beneficially Owned by Shareholder on the date hereof as described on Schedule A hereto, (ii) any additional shares of Company Common Stock, Company Class B Common Stock or any other capital stock of the Company acquired by Shareholder or over which Shareholder acquires Beneficial Ownership after the date hereof and prior to the Effective Time,
(iii) any Equity Interests of any Person that Shareholder is or becomes entitled to receive by reason of being a holder of any of the Subject Shares, and (iv) any Equity Interests or other property into which any of such Subject Shares shall have been or shall be converted or changed, whether by amendment to the charter of the Company, merger, consolidation, reorganization, reclassification, capital change or otherwise.

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     "Transfer" means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

                                   ARTICLE II.
                            COVENANTS OF SHAREHOLDER

     Section 2.1. Agreement to Vote; Consent. Prior to the Expiration Date (as defined in Section 6.14 of this Agreement) and subject to the terms and conditions set forth herein:

          (a) Shareholder agrees that at any meeting of the shareholders of the Company, however called, and at every adjournment or postponement thereof, or in connection with any written consent of, or any other action by, the shareholders of the Company, Shareholder shall (i) with respect to a shareholder meeting called for the purpose of approving the adoption of the Merger Agreement and the transactions contemplated thereby or for the purpose of voting on any Alternative Transaction, when a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum, and (ii) vote, or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (a) in favor of approval of adoption of the Merger Agreement and the transactions contemplated thereby, and any actions required in furtherance thereof and (b) against any Alternative Transaction.

          (b) Shareholder hereby gives any consents or waivers that are reasonably required for the approval of the Merger Agreement and the transactions contemplated thereby under the terms of any agreements to which Shareholder is a party.

          (c) Except with respect to the Proxy (as defined below), Shareholder shall not enter into any agreement or understanding with any Person prior to the Expiration Date directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares for the purpose of voting on the adoption of the Merger Agreement and the transactions contemplated thereby or for the purpose of voting on any Alternative Transaction.

          (d) Shareholder hereby waives, and agrees not to assert or perfect, any dissenters' rights and any similar rights that it may have by virtue of ownership of the Subject Shares.

          (e) Shareholder agrees to deliver (or cause to be delivered) to Parent upon request a proxy authorizing the Subject Shares to be voted in accordance with Section 2.1(a) of this Agreement, substantially in the form of Schedule B attached hereto (the "Proxy").

     Section 2.2. Revocation of Proxies; Cooperation. Prior to the Expiration Date, Shareholder agrees as follows:

          (a) Except with respect to the Proxy, Shareholder hereby represents and warrants that any proxies heretofore given by Shareholder in respect of the Subject Shares are not irrevocable and Shareholder hereby revokes any and all such prior proxies with respect to such Subject Shares. Except with respect to the Proxy, Shareholder shall not directly or

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indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.1, deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares.

          (b) At the Company's expense, Shareholder will provide information reasonably requested by the Company, Parent or Merger Sub for any regulatory application or filing made or approval sought for, or in connection with, the Merger and the other transactions contemplated by the Merger Agreement.

          (c) Shareholder will take all action necessary to (i) in connection with any duly held and called meeting of shareholders of the Company, or any written consent of, or other action by, the shareholders of the Company, vote the Subject Shares in accordance with the terms of this Agreement, (ii) assuming the consummation of the Merger in accordance with the terms of the Merger Agreement, permit the Subject Shares to be acquired in the Merger and (iii) prevent creditors in respect of any pledge of such shares from exercising their rights under such pledge in a manner inconsistent with the terms of this Agreement.

     Section 2.3. No Solicitation. In consideration of a single cash payment of $1.0 million to Sam Z. Moore ("Moore") from Parent or Merger Sub at the Closing of the Merger plus payment of full medical and hospital insurance coverage for Moore and his spouse during their lives, Shareholder agrees that prior to the Expiration Period:

          (a) Shareholder shall not, and shall use such Shareholder's best efforts to cause Shareholder's Affiliates and its and their directors, employees, attorneys, accountants, advisors, representatives and agents ("Representatives") not to, directly or indirectly, (i) solicit or initiate or knowingly encourage or take any other action to facilitate the submission of any Takeover Proposal or any other proposal related to an Alternative Transaction or initiate an Alternative Transaction, (ii) participate or engage in substantive discussions or negotiations with, or disclose or provide any non-public information relating to the Company or any Company Subsidiaries to, or knowingly facilitate any inquiries by, any Person, that to the actual knowledge of Shareholder at the relevant time is making any proposal that constitutes, or that would reasonably be expected to lead to, any Takeover Proposal or any Alternative Transaction, (iii) knowingly facilitate the making of any proposal that constitutes, or that would reasonably be expected to lead to, any Takeover Proposal or Alternative Transaction, (iv) approve, endorse, recommend or vote for any Takeover Proposal or Alternative Transaction, or (v) enter into any agreement or agreement in principle, letter of intent or similar document contemplating or otherwise relating to any Takeover Proposal or Alternative Transaction.

          (b) Notwithstanding anything to the contrary contained in this Agreement, (i) none of the provisions of this Agreement shall be construed to prohibit, limit or restrict Shareholder, any of Shareholder's Affiliates or any of their respective representatives who is a member of the Board of Directors of the Company or an officer of the Company from exercising his fiduciary duties to the Company in response to a Takeover Proposal by voting or taking any other action whatsoever in his capacity as a director or officer provided that the Company is permitted to take such actions under the Merger Agreement and provided that Shareholder acts in accordance with the requirements set forth in the Merger Agreement; and (ii) no action taken by the Shareholder in his capacity as a director or officer of the Company in compliance with the

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covenants of the Merger Agreement in respect of any Takeover Proposal shall serve as the basis of a claim that Shareholder is in breach of Shareholder's obligations hereunder notwithstanding the fact that Shareholder or Shareholder's representatives have provided advice or assistance to the Company in connection therewith.

     Section 2.4. No Transfer of Subject Shares; Publicity. Prior to the Expiration Date, Shareholder agrees that:

          (a) Shareholder shall not (i) subject any of the Subject Shares to, or suffer to exist on any of the Subject Shares, any Liens, or (ii) Transfer or agree to Transfer any of the Subject Shares (other than by operation of the Merger) or, except with respect to the Proxy, grant any proxy or power-of-attorney with respect to any of the Subject Shares. The foregoing restrictions will not apply to Transfers to Affiliates of Shareholder who have executed an instrument, in form and substance reasonably satisfactory to Parent, agreeing to be bound by this Agreement to the same extent as Shareholder with respect to the Subject Shares to which such Transfer relates; provided, that Shareholder shall remain liable for any failure by such Affiliate to so perform under this Agreement.

          (b) Unless required by applicable law or in connection with any mandatory regulatory or other filings, neither Shareholder nor any of Shareholder's Affiliates or Representatives shall make any press release or public announcement with respect to the business or affairs of the Company, Parent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent and the Company.

                                  ARTICLE III.
       REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF SHAREHOLDER

     Shareholder represents, warrants and covenants to each of Parent and Merger Sub and the Company that:

     Section 3.1. Ownership. Shareholder is the Beneficial Owner of the Subject Shares identified on Schedule A hereto and such shares constitute all of the capital stock of the Company Beneficially Owned by Shareholder as of the date of this Agreement. Shareholder has good, valid and marketable title to all of such shares, free and clear of all Liens, claims, options, proxies, voting agreements and security interests and has the sole right to vote and dispose of such Subject Shares and there are no restrictions on rights of disposition or other encumbrances pertaining to such Subject Shares. Except for Shareholder's covenants and agreements in this Agreement, none of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

     Section 3.2. Authority and Non-Contravention.

          (a) If Shareholder is not an individual human being, Shareholder is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized.

          (b) Assuming due authorization, execution and delivery of this Agreement by Parent, Merger Sub and the Company, this Agreement has been, and if and when executed and delivered, the Proxy will be, duly and validly executed and delivered by Shareholder and constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws generally affecting the rights of creditors and subject to general equity principles. Shareholder has all necessary power, authority and legal capacity to execute and deliver this Agreement and to perform Shareholder's obligations under this Agreement (and with respect to the Proxy, Shareholder will have at the time of its execution, delivery and performance all necessary power, authority and legal capacity to execute and deliver the Proxy and to perform Shareholder's obligations under the Proxy) and no other corporate or similar proceedings or actions on the part of Shareholder are necessary to authorize the execution, delivery or performance of this Agreement or the Proxy or the consummation of the transactions contemplated hereby or thereby. If Shareholder is a corporation, limited liability company or partnership, such actions have been duly authorized and approved by all necessary corporate, limited liability company or partnership action, as the case may be, of Shareholder.

          (c) Shareholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this Agreement or the Proxy or obtain any Permit from any Governmental Entity for any of the transactions contemplated hereby, except as may be required by Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder.

          (d) Neither the execution and delivery of this Agreement or the Proxy by Shareholder nor the consummation of the transactions contemplated hereby and thereby do or will (whether with notice or lapse of time or both) (i) in the event the Shareholder is a corporation, limited liability company or partnership, conflict with, result in any violation of or require any consent under any provision of the governing documents of Shareholder, (ii) conflict with, result in any violation of, require any consent under or constitute a default by Shareholder under any mortgage, bond, indenture, agreement, instrument or obligation to which the Shareholder is a party or by which it or any of Shareholder's assets (including the Subject Shares) are bound, or violate any Permit of any Governmental Entity, or any Law or order to which such Shareholder, or any of Shareholder's assets (including the Subject Shares), may be subject, or (iii) result in the imposition or creation of any Lien upon or with respect to any of the assets owned by Shareholder (including the Subject Shares).

     Section 3.3. Total Shares. Shareholder, except with respect to Options disclosed pursuant to the Merger Agreement, is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Company Common Stock, Company Class B Common Stock or any other capital stock of the Company or any securities convertible into or exchangeable or exercisable for Company Common Stock, Company Class B Common Stock or any other capital stock of the Company.

     Section 3.4. Reliance. Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Shareholder's execution, delivery and performance of this Agreement.

                                   ARTICLE IV.
       REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT AND MERGER SUB

     Parent and Merger Sub represent, warrant and covenant to Shareholder and the Company that:

     Section 4.1. Organization and Standing. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized.

     Section 4.2. Authority.

          (a) Each of Parent and Merger Sub has all requisite corporate power and authority, as applicable, to enter into this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, respectively.

          (b) Each of this Agreement and the Merger Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Shareholder and the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws generally affecting the rights of creditors and subject to general equity principles.

     Section 4.3. No Violation. Neither the execution and delivery by Parent or Merger Sub of this Agreement and the Merger Agreement nor the consummation by Parent or Merger Sub of the transactions contemplated hereby and thereby does or will: (a) violate, conflict with or result in any breach of any provision of the respective Charter Documents of Parent or Merger Sub; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination, cancellation or amendment or in a right of termination, cancellation or amendment of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations pursuant to, result in the creation or imposition of any Lien upon any of the properties of Parent or Merger Sub; (c) result in there

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being declared void, voidable or without further binding effect, any contract to which Parent or Merger Sub is a party, or by which Parent or Merger Sub or any of their respective properties is bound, except for any such breach, default or right with respect to which requisite waivers or consents have been, or prior to the Effective Time will be, obtained; (d) other than the (i) the filing with the SEC of the Proxy Statement; (ii) the filing of the Articles of Merger with the Secretary of State of the State of Tennessee; (iii) the filing of a premerger notification and report form by Parent under the HSR Act or filing under any other applicable foreign competition or investment Law; and (iv) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not prevent or materially delay consummation of the Merger, require any consent of any Governmental Entity; or
(e) violate any laws applicable to Parent or Merger Sub or any of their respective assets or properties.

                                   ARTICLE V.
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

     The Company represents, warrants and covenants to Shareholder and Parent and Merger Sub that:

     Section 5.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized.

     Section 5.2. Authority. The Company has all requisite corporate power and authority to enter into this Agreement and the Merger Agreement and, subject to Shareholder Approval, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Merger Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of Shareholder Approval. Each of this Agreement and the Merger Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Shareholder and Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws generally affecting the rights of creditors and subject to general equity principles.

     Section 5.3. No Violation.

          (a) The execution and delivery of this Agreement and the Merger Agreement does not, and the consummation of the transactions contemplated by this Agreement and the Merger Agreement, and compliance with the provisions of this Agreement and the Merger Agreement will not, (i) conflict with the Charter Documents of any of the Company Entities, (ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of any of the Company Entities under, any Material Contract, Significant Royalty Agreement or Lease or (iii) subject to the governmental filings and other matters referred to in Section 3.5(b) of the Merger Agreement, conflict with or violate any judgment, order, decree or Law applicable to any of the Company Entities or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect.

          (b) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity or any stock exchange is required by the Company in connection with the execution and delivery of this Agreement and the Merger Agreement by the Company or the consummation by the Company of the transactions contemplated hereby and thereby, except for: (i) the filing with the SEC of (A) the Proxy Statement, and
(B) such reports under Section 13(a), 13(d), 13(e), 15(d) or 16(a) or such other applicable sections of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) the filing of the Articles of Merger with the Secretary of State of the State of Tennessee; (iii) the filing of a premerger notification and report form by the Company under the HSR Act or filing under any other applicable foreign competition or investment law; (iv) notifications to the NYSE; and (v) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect.

                                   ARTICLE VI.
                               GENERAL PROVISIONS

     Section 6.1. Non-survival of Representations and Warranties. The representations and warranties in this Agreement will not survive the earlier to occur of (a) termination of this Agreement pursuant to Section 6.14, or (b) the Effective Time. None of the representations and warranties in this Agreement will survive the Effective Time. This Section 6.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 6.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain and belong to Shareholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Shareholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

     Section 6.3. Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given if delivered personally, by facsimile (which is confirmed by the sending facsimile machine) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

     (a)  if to Parent or Merger Sub, to:

          Faith Media Holdings, LLC
          405 Lexington Avenue, 49th Floor
          New York, New York 10174
          Attention: Mark J. Coleman, Esq.
          Telephone: (212) 503-2855
          Facsimile: (212) 983-3174

          with a copy to:

          Milbank, Tweed, Hadley & McCloy LLP
          One Chase Manhattan Plaza
          New York, New York 10005
          Attention: Thomas C. Janson
          Telephone: (212) 530-5921
          Facsimile: (212) 822-5899

     (b)  If to the Company, to:

          Thomas Nelson, Inc.
          501 Nelson Place
          Nashville, Tennessee 37214
          Attention: Michael S. Hyatt
          President and Chief Executive Officer
          Telephone: (615) 902-2731
          Facsimile: (425) 969-5036

          with a copy to:

          Sherrard & Roe, PLC
          424 Church Street, Suite 2000
          Nashville, Tennessee 37219
          Attention: Thomas J. Sherrard
          Telephone: (615) 742-4200
          Facsimile: (615) 742-4539

     (c)  If to Shareholder, to:

          Sam Z. Moore
          33 Northumberland
          Nashville, Tennessee 37215

          and


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

          S. Joseph Moore
          4101 Franklin Road
          Nashville, Tennessee 37204

          with a copy to:

          Harwell Howard Hyne Gabbert & Manner, P.C.
          315 Deaderick Street, Suite 1800
          Nashville, Tennessee 37238
          Attention: Mark Manner
          Telephone: (615) 251-1066
          Facsimile: (615) 251-1056

     Section 6.4. Further Actions. Upon the request of any party to this Agreement, the other party(ies) will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions, in each instance, as the requesting party may reasonably require to carry out the intent of the specific provisions of this Agreement.

     Section 6.5. Entire Agreement and Modification. This Agreement (together with the agreements referenced herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except in a written document executed by the party against whose interest the modification will operate.

     Section 6.6. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. The parties hereto have participated jointly in the negotiating and drafting of this Agreement and, in the event an ambiguity or question of intent arises, this


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Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

     Section 6.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section 6.8. No Third-Party Rights. Shareholder may not assign any of Shareholder's rights or delegate any of Shareholder's obligations under this Agreement without the prior written consent of Parent. Neither Parent nor Merger Sub may assign any of its rights or delegate any of its obligations under this Agreement with respect to Shareholder without the prior written consent of Shareholder. The Company may not assign any of its rights or delegate any of its obligations under this Agreement with respect to Shareholder without the prior written consent of Shareholder. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of their respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of Shareholder and the successors and permitted assigns of Parent and Merger Sub and the successors and permitted assigns of the Company. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

     Section 6.9. Enforcement of Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States district court for the Middle District of Tennessee, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 6.10. Waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

     Section 6.11. Governing Law. This Agreement is to be governed by, and construed in accordance with, the laws of the State of Tennessee, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     Section 6.12. Consent to Jurisdiction; Waiver of Jury Trial.

          (a) Each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of the United States district court for the Middle District of Tennessee in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the United States district court for the Middle District of Tennessee.

          (B) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.12(B).

     Section 6.13. Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 6.14. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time (as defined in the Merger Agreement), (b) September 30, 2006, (c) any modification or amendment of the Merger Agreement that reduces the consideration to be received by the Shareholders and is not agreed to in writing by Moore, (d) the termination of the Merger Agreement in accordance with
Section 7.1 thereof, or (e) written notice by Parent to Shareholder of the termination of this Agreement (the earliest of the events described in clauses
(a), (b), (c), (d) and (e), the "Expiration Date").

     Section 6.15. Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Nothing in this Agreement shall be deemed to limit the obligations of the Company pursuant to Section 7.3 of the Merger Agreement. Furthermore, the Company hereby agrees to promptly reimburse the Shareholders for all legal, tax and accounting fees and expenses incurred by the Shareholders after October 28, 2005 and related to any change of control transaction of the Company.

                    [Signature Pages to Agreement to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        PARENT:

                                        FAITH MEDIA HOLDINGS, LLC

                                        By: InterMedia Partners, L.P., its
                                            managing member
                                        By: HK Capital Partners, its general
                                            partner


                                        By: /s/ Leo Hindery, Jr.
                                            ------------------------------------
                                        Name: Leo Hindery, Jr.
                                        Title: General Partner


                                        MERGER SUB:

                                        FM MERGERCO, INC.


                                        By: /s/ Leo Hindery, Jr.
                                            ------------------------------------
                                        Name: Leo Hindery, Jr.
                                        Title: Authorized Signatory


                                        THE COMPANY:

                                        THOMAS NELSON, INC.


                                        By: /s/ Michael S. Hyatt
                                            ------------------------------------
                                        Name: Michael S. Hyatt
                                        Title: CEO


                                        SHAREHOLDERS:


                                        /s/ Sam Moore
                                        ----------------------------------------
                                        Sam Moore

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                                       14

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                                        SHAREHOLDER:

                                        /s/ Sam Z. Moore
                                        ----------------------------------------
                                        Sam Z. Moore

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

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                                        SHAREHOLDER:

                                        /s/ Peggy Jean Moore
                                        ----------------------------------------
                                        Peggy Jean Moore

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

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                                        SHAREHOLDER:

                                        /s/ Sam Moore
                                        ----------------------------------------
                                        Sam Moore

                                        /s/ Peggy Moore
                                        ----------------------------------------
                                        Peggy Moore

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

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                                        SHAREHOLDER:

                                        SAM MOORE IRA


                                        By: /s/ Sam Moore
                                            ------------------------------------
                                        Its: Authorized Person
                                             -----------------------------------

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

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                                        SHAREHOLDER:

                                        CHARITABLE REMAINDER TRUST '93


                                        By: /s/ Sam Moore
                                            ------------------------------------
                                        Its: Trustee
                                             -----------------------------------

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

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                                        SHAREHOLDER:

                                        CHARITABLE REMAINDER TRUST '94


                                        By: /s/ Sam Moore
                                            ------------------------------------
                                        Its: Trustee
                                             -----------------------------------

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

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                                        SHAREHOLDER:

                                        MOORE INTERNATIONAL FOUNDATION


                                        By: /s/ Sam Moore
                                            ------------------------------------
                                        Its: Authorized Person
                                             -----------------------------------

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

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                                        SHAREHOLDER:

                                        /s/ Sam Moore
                                        ----------------------------------------
                                        Sam Moore

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

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                                        SHAREHOLDER:

                                        /s/ S. Joseph Moore
                                        ----------------------------------------
                                        S. Joseph Moore

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

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                                        SHAREHOLDER:

                                        /s/ Joseph Moore
                                        ----------------------------------------
                                        Joseph Moore

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

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                                        SHAREHOLDER:


                                        ----------------------------------------
                                        Julia Moore

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

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                                        SHAREHOLDER:

                                        /s/ S. Joseph Moore
                                        ----------------------------------------
                                        S. Joseph Moore

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

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                                        SHAREHOLDER:

                                        S. JOSEPH MOORE GRANTOR TRUST
                                        UNDER AGREEMENT


                                        By: /s/ S. Joseph Moore
                                            ------------------------------------
                                        Its: Trustee
                                             -----------------------------------

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

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                                        SHAREHOLDER:

                                        C.R. GIBSON SAVINGS & INVESTMENT PLAN


                                        By: /s/ S. Joseph Moore
                                            ------------------------------------
                                        Its: Authorized Person
                                             -----------------------------------

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

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                                        SHAREHOLDER:

                                        SAM Z. MOORE CUSTODIAN FOR S. JOSEPH
                                        MOORE


                                        By: /s/ Sam Z. Moore
                                            ------------------------------------
                                        Its: Custodian
                                             -----------------------------------

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

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                                        SHAREHOLDER:

                                        /s/ S. Joseph Moore
                                        ----------------------------------------
                                        Ellery M. Moore

                                        S. Joseph Moore as
                                        Legal and Natural Guardian

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

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                                        SHAREHOLDER:

                                        JOSEPH MOORE CUSTODIAN FOR ELLERY
                                        MARGARET MOORE UTMA


                                        By: /s/ S. Joseph Moore
                                            ------------------------------------
                                        Its: Custodian
                                             -----------------------------------

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

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                                        SHAREHOLDER:

                                        /s/ S. Joseph Moore
                                        ----------------------------------------
                                        Joseph Keegan Moore

                                        S. Joseph Moore as
                                        Legal and Natural Guardian


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

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                                        SHAREHOLDER:

                                        /s/ S. Joseph Moore
                                        ----------------------------------------
                                        Matthew Moore

                                        S. Joseph Moore
                                        as Legal and Natural Guardian

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

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                                        SHAREHOLDER:

                                        /s/ S. Joseph Moore
                                        ----------------------------------------
                                        Matthew S. Moore

                                        S. Joseph Moore
                                        as Legal and Natural Guardian

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

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                                        SHAREHOLDER:

                                        S. JOSEPH MOORE CUSTODIAN FOR MATTHEW
                                        MOORE UGMA


                                        By: /s/ S. Joseph Moore
                                            ------------------------------------
                                        Its: Custodian
                                             -----------------------------------

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

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                                        SHAREHOLDER:

                                        RACHEL MOORE TRUST UNDER AGREEMENT


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

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

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                                        SHAREHOLDER:

                                        RACHEL MOORE ANNUITY TRUST


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

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

           (Signatures to Voting Agreement Continued from Prior Page)

                                        SHAREHOLDER:

                                        SANDRA LEE MOORE TRUST UNDER AGREEMENT


                                        By: /s/ Sam Moore
                                            ------------------------------------
                                        Its: Trustee
                                             -----------------------------------

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

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                                        SHAREHOLDER:

                                        SAM MOORE CUSTODIAN FOR TIMOTHY D.
                                        HARDIN UGMA


                                        By: /s/ Sam Moore
                                            ------------------------------------
                                        Its: Custodian
                                             -----------------------------------

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

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                                        SHAREHOLDER:

                                        SAM MOORE FBO TIMOTHY HARDIN


                                        By: /s/ Sam Moore
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

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

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                                        SHAREHOLDER:

                                        SAM MOORE CUSTODIAN FOR TIMOTHY D.
                                        HARDIN UTMA


                                        By: /s/ Sam Moore
                                            ------------------------------------
                                        Its: Custodian
                                             -----------------------------------

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

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                                        SHAREHOLDER:

                                        CEDAR TREE TRUST


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                                   SCHEDULE A

                                                                            NO. OF SHARES
                                                        NO. OF SHARES OF     OF COMPANY
                                                         COMPANY COMMON    CLASS B COMMON
                  NAME OF SHAREHOLDER                        STOCK              STOCK             OTHER COMPANY SECURITIES
                  -------------------                   ----------------   --------------   -----------------------------------
Sam Moore                                                    206,320           289,119      Options to purchase an aggregate
                                                                                            of 604,634 shares of Company
                                                                                            Capital Stock (comprised of Options
                                                                                            to purchase an aggregate of 123,316
                                                                                            shares of Common Stock and 481,318
                                                                                            shares of Class B Common Stock)
Sam Z. Moore                                                  25,000           207,777                         --
Peggy Jean Moore                                              31,418             3,435                         --
Sam & Peggy Moore                                                 --            45,723                         --
Sam Moore IRA                                                 87,759                --                         --
Charitable Remainder Trust '93                                28,782                --                         --
Charitable Remainder Trust '94                               273,163                --                         --
Moore International Foundation                               250,000                --                         --
Sam Moore                                                     62,773            86,070                         --
S. Joseph Moore                                              133,406               891                         --
Joseph Moore                                                      --                --      Options to purchase an aggregate of
                                                                                            14,000 shares of Company Capital
                                                                                            Stock (comprised of Options to
                                                                                            purchase an aggregate of 14,000
                                                                                            shares of Common Stock)
Julia Moore                                                    2,380                --                         --

                                                                            NO. OF SHARES
                                                        NO. OF SHARES OF     OF COMPANY
                                                         COMPANY COMMON    CLASS B COMMON
                  NAME OF SHAREHOLDER                        STOCK              STOCK            OTHER COMPANY SECURITIES
                  -------------------                   ----------------   --------------   -----------------------------------
S. Joseph Moore                                                 2,588           52,685                         --
S. Joseph Moore Grantor Trust Under Agreement                  22,750           36,785                         --
C. R. Gibson Savings & Investment Plan                         12,282               --                         --
Sam Z. Moore Custodian for S. Joseph Moore                         --              626                         --
Ellery M. Moore                                                 6,000               --                         --
Joseph Moore Custodian for Ellery Margaret Moore UTMA           6,125               --                         --
Joseph Keegan Moore                                             3,500               --                         --
Matthew Moore                                                   3,000               --                         --
Matthew S. Moore                                                3,500               --                         --
S. Joseph Moore Custodian for Matthew Moore UGMA                1,500            1,000                         --
Rachel Moore Trust Under Agreement                             43,412            4,494                         --
Rachel Moore Annuity Trust                                     43,133               --                         --
Sandra Lee Moore Trust Under Agreement                          5,815            1,593                         --
Sam Moore Custodian for Timothy D. Hardin UGMA                    375               --                         --
Sam Moore FBO Timothy Hardin                                      300               --                         --
Sam Moore Custodian for Timothy D. Hardin UTMA                  3,621               --                         --
Cedar Tree Trust                                                   --           44,167                         --
TOTAL:                                                      1,258,902          774,365                    618,634

                                   SCHEDULE B

                                  Form of Proxy

                                IRREVOCABLE PROXY

     REFERENCE IS HEREBY MADE TO THAT CERTAIN VOTING AGREEMENT, DATED FEBRUARY __, 2006, BY AND AMONG FAITH MEDIA HOLDINGS, LLC, A DELAWARE LIMITED LIABILITY COMPANY ("PARENT"); FM MERGERCO, INC., A TENNESSEE CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF PARENT ("MERGER SUB"); THOMAS NELSON, INC., A TENNESSEE CORPORATION (THE "COMPANY"); AND THE UNDERSIGNED SHAREHOLDER OF THE COMPANY ("SHAREHOLDER") (THE "VOTING AGREEMENT"). Capitalized terms used but not defined in this Proxy are used in this Proxy with the meanings given to such terms in the Voting Agreement.

     Pursuant to Section 2.1(e) of the Voting Agreement, the undersigned hereby irrevocably appoints Parent, but if it is unable to act, _______________, as its proxy, with full power of substitution, to execute written consents and vote all Subject Shares with respect to, the matters as provided in Section 2.1(a) of the Voting Agreement. Shareholder acknowledges that this proxy is coupled with an interest pursuant to Section 48-17-203 of the Tennessee Business Corporation Act and is therefore irrevocable during the term of the Voting Agreement.

Dated:                 , 200            ----------------------------------------
       ---------  -----     -           Name of Shareholder


                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Title (if applicable)


                                      B-1